                                                                  Exhibit (a)(l)


                         METROPOLITAN SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

     Metropolitan Series Fund, Inc., a Maryland corporation having its principal office in this State c/o United Corporate Services, Inc., 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on February 6, 2001, adopted resolutions:

     (a) classifying or reclassifying three billion (3,000,000,000) unissued shares of capital stock of the Corporation of the par value of $0.01 per share by increasing the aggregate number of shares of the capital stock of each of the State Street Research Money Market Portfolio, the State Street Research Income Portfolio, the State Street Research Aggressive Growth Portfolio and the Putnam International Stock Portfolio from one hundred million (100,000,000) shares to one hundred twenty-five million (125,000,000) shares, respectively, and by increasing the aggregate number of shares of the capital stock of the State Street Research Diversified Portfolio from two hundred million (200,000,000) to two hundred twenty-five million (225,000,000);

     (b) establishing two (2) new classes of capital stock of the Corporation of the par value of $0.01 per share designated respectively as the Franklin Templeton Small Cap Growth Portfolio Capital Stock and the Janus Growth Portfolio Capital Stock;

     (c) designating and reclassifying twenty-five million (25,000,000) shares of the unissued capital stock of each of the following portfolios: State Street Research Money Market Portfolio, State Street Research Income Portfolio, State Street Research Growth Portfolio, State Street Research Diversified Portfolio, Putnam International Stock Portfolio, State Street Research Aggressive Growth Portfolio, Scudder Global Equity Portfolio, T. Rowe Price Small Cap Growth Portfolio, Loomis Sayles High Yield Bond Portfolio, T. Rowe Price Large Cap Growth Portfolio, Harris Oakmark Large Cap Value Portfolio, Neuberger Berman Partners Mid Cap Value Portfolio, State Street Research Aurora Small Cap Value Portfolio, Putnam Large Cap Growth Portfolio, Janus Growth Portfolio, and Franklin Templeton Small Cap Growth Portfolio as "Class B"; and the balance of the issued and unissued shares of each of the Portfolios as "Class A" shares; and

     (d) designating and reclassifying twenty-five million (25,000,000) shares of the unissued capital stock of each of the following portfolios: State Street Research Money Market Portfolio, State Street Research Income Portfolio, State Street Research Growth Portfolio, State Street Research Diversified Portfolio, Putnam International Stock Portfolio, State Street Research

Aggressive Growth Portfolio, Scudder Global Equity Portfolio, T. Rowe Price Small Cap Growth Portfolio, Loomis Sayles High Yield Bond Portfolio, T. Rowe Price Large Cap Growth Portfolio, Harris Oakmark Large Cap Value Portfolio, Neuberger Berman Partners Mid Cap Value Portfolio, State Street Research Aurora Small Cap Value Portfolio, Putnam Large Cap Growth Portfolio, Janus Growth Portfolio, MetLife Stock Index Portfolio; Janus Mid Cap Portfolio, Russell 2000(R) Index Portfolio, Morgan Stanley EAFE(R) Index Portfolio, MetLife Mid Cap Stock Index Portfolio, Lehman Brothers(R) Aggregate Bond Index Portfolio, and Franklin Templeton Small Cap Growth Portfolio as "Class E" shares; and the balance of issued and unissued shares of each of the Portfolios as "Class A" and "Class B" shares, so that the total number of shares of authorized capital stock of the Corporation shall be divided among the following classes of capital stock, each class compromising the number of shares and having the designations, preferences, rights, voting powers and such qualifications, limitations and restrictions as are hereinafter set forth:


                          Class                                Original shares of    Increased and Reclassified
                                                               Authorized Stock      Shares of Authorized Stock

State Street Research Money Market Portfolio                     100,000,000                 125,000,000
State Street Research Income Portfolio                           100,000,000                 125,000,000
State Street Research Growth Portfolio                           200,000,000                 200,000,000
State Street Research Diversified Portfolio                      200,000,000                 225,000,000
GNMA Portfolio                                                   100,000,000                 100,000,000
Putnam International Stock Portfolio                             100,000,000                 125,000,000
State Street Research Aggressive Growth Portfolio                100,000,000                 125,000,000
MetLife Stock Index Portfolio                                    200,000,000                 200,000,000
Equity Income Portfolio                                          100,000,000                 100,000,000
Scudder Global Equity Portfolio                                  100,000,000                 100,000,000
T. Rowe Price Small Cap Growth Portfolio                         100,000,000                 100,000,000
Janus Mid Cap Portfolio                                          200,000,000                 200,000,000
Loomis Sayles High Yield Bond Portfolio                          100,000,000                 100,000,000
T. Rowe Price Large Cap Growth Portfolio                         100,000,000                 100,000,000
Harris Oakmark Large Cap Value Portfolio                         100,000,000                 100,000,000
Neuberger Berman Partners Mid Cap Value Portfolio                100,000,000                 100,000,000
Lehman Brothers Aggregate Bond Index Portfolio                   100,000,000                 100,000,000
Russell 2000 Index Portfolio                                     100,000,000                 100,000,000
Morgan Stanley EAFE Index Portfolio                              100,000,000                 100,000,000
State Street Research Aurora Small Cap Value Portfolio           100,000,000                 100,000,000
Putnam Large Cap Growth Portfolio                                100,000,000                 100,000,000
MetLife Mid Cap Stock Index Portfolio                            100,000,000                 100,000,000
Franklin Templeton Small Cap Growth Portfolio                    -----------                 100,000,000
Janus Growth Portfolio                                           -----------                 100,000,000
Unclassified                                                     400,000,000                  75,000,000
------------------------------------------------------------------------------------------------------------------
Total                                                          3,000,000,000               3,000,000,000

                   *                                *                                      *

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


                       Class                               Issued and Unissued      Unissued Shares of    Unissued Shares of
                                                          Shares of Authorized      Authorized Stock      Authorized Stock
                                                              Stock Class A              Class B               Class E
State Street Research Money Market Portfolio                      75,000,000            25,000,000            25,000,000
State Street Research Income Portfolio                            75,000,000            25,000,000            25,000,000
State Street Research Growth Portfolio                           150,000,000            25,000,000            25,000,000
State Street Research Diversified Portfolio                      175,000,000            25,000,000            25,000,000
GNMA Portfolio                                                   100,000,000                 - 0 -                 - 0 -
Putnam International Stock Portfolio                              75,000,000            25,000,000            25,000,000
State Street Research Aggressive Growth Portfolio                 75,000,000            25,000,000            25,000,000
Equity Income Portfolio                                          100,000,000                 - 0 -                 - 0 -
Scudder Global Equity Portfolio                                   50,000,000            25,000,000            25,000,000
T. Rowe Price Small Cap Growth Portfolio                          50,000,000            25,000,000            25,000,000
Loomis Sayles High Yield Bond Portfolio                           50,000,000            25,000,000            25,000,000
T. Rowe Price Large Cap Growth Portfolio                          50,000,000            25,000,000            25,000,000
Harris Oakmark Large Cap Value Portfolio                          50,000,000            25,000,000            25,000,000
Neuberger Berman Partners Mid Cap Value Portfolio                 50,000,000            25,000,000            25,000,000
State Street Research Aurora Small Cap Value Portfolio            50,000,000            25,000,000            25,000,000
Putnam Large Cap Growth Portfolio                                 50,000,000            25,000,000            25,000,000
Janus Growth Portfolio                                            50,000,000            25,000,000            25,000,000
Franklin Templeton Small Cap Growth Portfolio                     50,000,000            25,000,000            25,000,000


                       Class                                Issued and Unissued     Issued and Unissued    Unissued Shares of
                                                            Shares of Authorized         Shares of         Authorized Stock
                                                               Stock Class A          Authorized Stock          Class E
                                                                                          Class B

MetLife Stock Index Portfolio                                    150,000,000            25,000,000            25,000,000
Janus Mid Cap Portfolio                                          150,000,000            25,000,000            25,000,000
Russell 2000 Index Portfolio                                      50,000,000            25,000,000            25,000,000
Morgan Stanley EAFE Index Portfolio                               50,000,000            25,000,000            25,000,000
MetLife Mid Cap Stock Index Portfolio                             50,000,000            25,000,000            25,000,000
Lehman Brothers Aggregate Bond Index Portfolio                    50,000,000            25,000,000            25,000,000

     SECOND: A description of the "Class A", the "Class B" and the "Class E" shares of each Portfolio indicated above, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

     (a) Except as described in (b), and (c) below, the "Class A", the "Class B" and the "Class E" shares of a Portfolio shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

     (b) For purposes of computing the net asset values of a Portfolio's shares:
(1) only the "Class B" and the "Class E" shares shall be charged with the fees under any plan adopted

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

pursuant to Rule 12b-1 for that Portfolio under the Investment Company Act of 1940 (the "1940 Act"), and such fees shall be at a maximum annual rate of .50% of the amount of the average Portfolio's daily net assets that are attributable to the "Class B" and/or the "Class E" shares; (2) the Portfolio's "Class A" or "Class B" or "Class E" shares, respectively, shall be separately charged with other expenses, liabilities or losses that are properly allocable to the "Class A" or "Class B" or "Class E" shares pursuant to paragraph (a)(1) of Rule 18f-3 under the 1940 Act and an effective plan adopted pursuant to said Rule 18f-3; and (3) no dividends or other distributions shall be charged against the Portfolio's "Class A" or "Class B" or "Class E" shares other than those actually paid, respectively, on those classes.

     (c) A Portfolio's dividends and distributions (including those in connection with any liquidation of the Portfolio), gains and losses, as well as other expenses that are not allocated differently as between the Portfolio's classes pursuant to (b) above, shall be allocated between that Portfolio's "Class A", "Class B" and "Class E" shares on a consistent basis in accordance with the requirements of Rule 18f-3(c)(1) and the terms of the Rule 18f-3 plan referred to in (b) above, as in effect from time to time.

     THIRD: (a) The holders of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of the stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except (i) when otherwise required by law and (ii) if the Board of Directors, in its sole discretion, determines that any matter concerns only one or more particular class or classes, it may direct that only holders of that class or those classes may vote on the matter.

     (b) Except as the Board of Directors may provide in classifying or reclassifying any unissued shares of stock, each class of stock of the Corporation shall have the following powers, preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

         (i) Except as may be otherwise provided herein, all consideration received by the Corporation for the issue or sale of shares of stock of any class in a given Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form, shall constitute assets of that Portfolio (and its class or classes), as opposed to any other Portfolios and classes of the Corporation, subject only to the rights of creditors, and are herein referred to as assets "belonging to" that Portfolio. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Portfolio, shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Portfolios established and designated from time to time, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable.

     (ii) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors, giving due consideration to the interests of each class and to the interests of the Corporation as a whole. Pursuant to the foregoing:

     (A) Dividends or distributions on shares of any Portfolio shall be paid only out of surplus or other lawfully available assets determined by the Board of Directors as belonging to such Portfolio.

     (B) Inasmuch as the Corporation intends to qualify as a "regulated open-end investment company" under the Internal Revenue Code of 1986, as amended, or any successor or statute comparable thereto, and regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect to that year. In furtherance, and not in limitation of the foregoing, in the event that a Portfolio has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other Portfolios, the amount to be deemed available for distribution to the Portfolio or Portfolios with the net capital gain may be reduced by the amount offset.

     (iii) The assets belonging to any Portfolio shall be charged with the liabilities in respect to such Portfolio, and shall also be charged with its share of the general liabilities of the Corporation in proportion to the net asset value of the respective Portfolios before allocation of general liabilities. However, the decision of the Board of Directors as to the amount of assets and liabilities belonging to the Corporation, and their allocation to a given Portfolio or Portfolios shall be final and conclusive.

     (iv) In the event of the liquidation of the Corporation, the stockholders of each Portfolio that has been established and designated shall be entitled to receive, as a group, the excess of the assets belonging to that Portfolio over the liabilities belonging to that Portfolio. The assets so distributable to the stockholders of any particular Portfolio that has but a single class of outstanding shares shall be distributed among such stockholders in proportion to the number of shares of that Portfolio held by them and recorded on the books of the Corporation. Any assets not readily identifiable as belonging to any particular Portfolio shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Portfolios established and designated, as provided herein. Any such allocation by the Board of Directors shall be conclusive and binding for all purposes.

          (v) Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, at the redemption price of such shares as in effect from time to time, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the time of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by, or pursuant to the discretion of the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Redemption shall be conditional upon the Corporation having funds legally available therefore. Payment of the redemption price shall be made in cash or by check or current funds, or in assets other than cash, by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.

          (vi) The Corporation's shares of stock are issued and sold, and all persons who shall acquire stock of the Corporation shall acquire the same, subject to the condition and understanding that the provisions of the Articles of Incorporation of the Corporation, as from time to time amended, shall be binding upon them.

     FOURTH: The Board of Directors of the Corporation, at a meeting duly called and held, duly authorized and adopted resolutions designating and classifying the "Class B" and "Class E" shares of the Portfolios as set forth in these Articles Supplementary.

     FIFTH: The shares aforesaid have been duly classified or reclassified by the Board of Directors pursuant to the authority and power contained in Article V of the Articles of Incorporation of the Corporation.

     IN WITNESS WHEREOF, the Metropolitan Series Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf

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

by its President and attested to by its Secretary on this 26th day of
                                                          ----
February, 2001, and its President acknowledges that these Articles Supplementary are the act of the Metropolitan Series Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

                                   METROPOLITAN SERIES FUND, INC.

                                   /s/ Christopher P. Nicholas  (SEAL)
                                   -----------------------------------
                                   Christopher P. Nicholas, President

ATTEST:

/s/ Danne L. Johnson
---------------------
Danne L. Johnson, Secretary

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